Exhibit 1: Agreement Joint Filing of Schedule 13D

The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13D and any future amendments thereto reporting each of the undersigned’ ownership of securities of TMC the metals Co Inc. and hereby affirm this Schedule 13D is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. The undersigned acknowledge that each is responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning the other, except to the extent that it or he knows or has reason to believe that such information is inaccurate.

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FIRST MANHATTAN CO. LLC.

Signature: Jeremy Covino

Name/Title: Chief Compliance Officer

Date: 06/23/2025

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FMC Group Holdings LP

Signature: Andrew Aspen

Name/Title: Authorized Signatory

Date: 06/23/2025

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First Manhattan Management LLC

Signature: Andrew Aspen

Name/Title: Authorized Signatory

Date: 06/23/2025

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ZACHARY A. WYDRA

Signature: Zachary A. Wydra

Date: 06/23/2025